UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12th, 2011

SMSA Treemont Acquisition Corp.
 (Exact name of registrant as specified in its charter)

Nevada	000-54096	27-2969090
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Ruixing Industry Park Dongping County Shandong Province, 271509 People’s Republic of China
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 86-538-241-7858

174 FM 1830, Argyle, TX 76226
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Resignation of Chief Financial Officer
On July 12th, 2011, Mr. Qingtai Wang resigned from his position as Chief Financial Officer of SMSA Treemont Acquisition Corp. (the “Company”). Mr. Qingtai Wang’s resignation is not due to any disagreements with the Company on any matters relating to the Company’s operations, policies, or practices.
Appointment of Chief Financial Officer
On July 12th, 2011, the Board of Directors of the Company appointed Mr. Wencai Pan, 34, as the Company’s Chief Financial Officer effective July 12th, 2011.
Mr. Pan has no familial relationships with any of our directors or executive officers.
Prior to joining the Company, Mr. Pan had been employed at Aramex Express Logistics Services (Shanghai) Co. Ltd., a global logistics and transportation company, since 2007, as controller for its China operations and was based out of Shanghai. During 2006, Mr. Pan had been employed as a consultant by the Centergate Securities Bankruptcy Committee, which was set up by the China Securities Regulatory Commission, where he assisted on bankruptcy audits on Centergate Securities Ltd. Co. Previously, Mr. Pan served as the finance manager for Shera International Limited, a technology product development, production and distribution company, from 2004 until the end of 2005 and was based out of Shanghai. Mr. Pan was employed as an internal auditor by Valley National Bank, located in Wayne, New Jersey, U.S., from 2003 to 2004. None of Mr. Pan’s previous employers is a parent, subsidiary or other affiliate of the Company.
Mr. Pan obtained a Masters in Professional Accountancy from The University of Utah, in 2003. In 1998, Mr. Pan received a bachelor’s degree in Economics from The University of International Business & Economics, Beijing, China. Mr. Pan passed the Chinese CPA exams in 1997 and passed the Uniform CPA exams in the United States in 2002.
The employment contract entered into between the Company and Mr. Pan is for a term of one year from July 12th, 2011 to July 11th, 2012, and is subject to renewal annually upon agreement by the parties. Mr. Pan will receive a total annual cash compensation of $111,346 before tax, which will be paid in monthly payments of $9,281.63 before tax. Mr. Pan will receive no other compensation from the Company.
The registrant is not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMSA TREEMONT ACQUISITION CORP.
By:	/s/ Guo Wang
Chief Executive Officer

Dated: July 13th, 2011